EXHIBIT 10.2

Execution Version
SALE AGREEMENT
This SALE AGREEMENT is made and entered into as of August 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among PRIORITY HOLDINGS, LLC, a Delaware limited liability company, as an Originator (in such capacity, the “Priority Originator”) and as Servicer (in such capacity, the “Servicer”), PRIORITY PAYMENT SYSTEMS LLC, a Georgia limited liability company, as an Originator (in such capacity, the “PPS Originator”, and together with the Priority Originator, the “Originators”), and PRIORITY FINANCE SPV, LLC, a Delaware limited liability company (the “Buyer”).
RECITALS:
WHEREAS, the Buyer desires to purchase certain Receivables and Related Assets from time to time from the Originators on the terms and conditions set forth in this Agreement;
WHEREAS, the Originators desires to sell certain Receivables and Related Assets from time to time to the Buyer on the terms and conditions set forth in this Agreement; and
WHEREAS, the Buyer is a party to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, the Buyer, as borrower, the Servicer, Priority Residual Finance, LLC, the Lenders from time to time party thereto and VP Capital, L.P., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1Certain Terms. Terms defined in the Credit Agreement are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein. In addition, the following terms shall have the following meanings (such terms applicable to both the singular and plural form):
“Assignment” means an assignment and acceptance in substantially the form of Exhibit A attached hereto.
“Collections” means, with respect to any Receivable, (a) any cash collections, distributions, payments and other amounts received in payment of any amounts owed in respect of such Receivable, or applied to amounts owed in respect of such Receivable (including all payments of principal, interest, fees, liquidation proceeds, sale proceeds, repurchase proceeds, contractual payments, net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related ISO or ISV or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all proceeds of all Related Assets with respect to such Receivable and (c) all other proceeds of such Receivable (including all “proceeds” as defined in the UCC), in each case, received by the relevant Originator, the Buyer, the Servicer, any of their Affiliates or any other Person on their behalf.
“Originator Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Originators taken as a whole, (b) a material impairment of, or material adverse effect upon, the ability of any Originator to fully and timely perform its obligations under any Sale Document, (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Originator of any Sale Document to which it is a party or the rights, remedies and benefits, taken as a whole, of the Buyer or any Secured Party under any Sale Document or (ii) the perfection or priority of any Lien granted under any Sale Document, or (d) the issuance or entering of a stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Originator that has a material adverse impact on such Person’s right or ability to hold, own, purchase, sell, pledge, service or enforce Eligible Receivables, which is not resolved, stayed, vacated or discharged within 30 days after being rendered.
“Purchased Assets” means the Receivables and Related Assets purchased pursuant to this Agreement and each relevant Assignment.
“Purchase Date” has the meaning set forth in Section 2.1.
“Purchase Price” means, as of the Purchase Date with respect to any Purchased Asset, an amount equal to (i) in the case of any ISO Residual Purchase Receivable, the current cost basis of such ISO Residual Purchase Receivable as of such date and (ii) in the case of any Loan Receivable, the outstanding principal balance of the underlying ISO Loan or ISV Loan giving rise to such Loan Receivable as of such date.
“Related Asset” means, with respect to any Receivable, all of the right, title and interest of the relevant Originator in and to (a) all rights, but not any obligations, under all related Underlying Instruments with respect to such Receivable (including all payment and servicing rights), (b) security interests and property securing or attaching to such Receivable from time to time, (c) all deposits, guarantees, letters of credit, insurance policies, indemnities, warranties and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Underlying Instrument for such Receivable or otherwise, to the extent transferable in accordance with their terms and under applicable requirements of law without the consent of any party other than such Originator or any of its Affiliates, (d) all Collections related to such Receivable, (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, (f) all books and records to the extent related to the foregoing, and (g) all proceeds of any of the foregoing.
“Repurchase Date” has the meaning set forth in Section 2.5.

“Repurchase Price” means, as of the Repurchase Date with respect to any Purchased Asset purchased by any Originator pursuant to Section 2.5, an amount equal to (i) in the case of any ISO Residual Purchase Receivable, the current cost basis of such ISO Residual Purchase Receivable as of such date and (ii) in the case of any Loan Receivable, the outstanding principal balance of the underlying ISO Loan or ISV Loan giving rise to such Loan Receivable as of such date.
“Sale Documents” means, collectively, this Agreement, each Assignment delivered hereunder, and any other document or instrument to be delivered by or on behalf of, or otherwise acknowledged or accepted by, any Originator hereunder.
Section 1.2Interpretation. The rules of construction set forth in Section 1.2 of the Credit Agreement are hereby incorporated in this Agreement by reference as if such rules of construction were set forth herein in their entirety.
ARTICLE II

PURCHASE
Section 2.1Sale and Purchase. On the terms and subject to the conditions set forth in this Agreement, if on any Business Day an Originator desires to sell any Receivable to the Buyer pursuant to the terms hereof (each such date, a “Purchase Date”), such Originator shall deliver an Assignment executed in escrow by such Originator to the Buyer, the Servicer and the Administrative Agent by 1:00 p.m. New York time (or such later time as agreed by the Buyer and the Administrative Agent) at least two Business Days prior to such Purchase Date. In the event that the Buyer wishes to purchase the Receivables offered for sale on the relevant Purchase Date, the Buyer shall execute the Assignment in escrow by 4:00 p.m. New York time (or such later time as agreed by the Servicer) at least one Business Day prior to such Purchase Date and deliver a copy to the relevant Originator, the Servicer and the Administrative Agent. Effective on each Purchase Date, in consideration for the receipt of the Purchase Price for the applicable Purchased Assets, and upon the terms and subject to the conditions set forth herein, the relevant Originator shall hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer shall hereby purchase from such Originator, all of such Originator’s right, title and interest in and to all Receivables described in the related Assignment together with all Related Assets. Simultaneously with such transfer, without any further action of the relevant Originator or the Buyer, the Assignment shall be released from escrow. The Originators and the Buyer (or the Servicer on its behalf) shall each maintain appropriate current books and records reflecting the sale of all Purchased Assets pursuant to this Agreement. If there is any discrepancy between the records kept by the Buyer and the records kept by any Originator in respect of the Purchased Assets, the executed Assignment shall constitute prima facie evidence, absent manifest error, of the Purchased Assets transferred hereunder and the Purchase Prices paid therefor. Each Originator agrees that (i) each delivery of an Assignment pursuant to the terms hereof, whether or not such delivery is made by the Buyer or the Servicer on behalf of the Buyer, and (ii) each indication by such Originator on its records that a Purchased Asset has been transferred to the Buyer pursuant to this Agreement shall be deemed to be an “authentication” of a “record”, in each case, within the meaning of Article 9 of the UCC, evidencing the conveyance of the Purchased Assets by such Originator to the Buyer hereunder, including, for the avoidance of doubt, an authentication by such Originator of Schedule 1 to each such Assignment.
Section 2.2Consideration and Payment. In consideration of the sale of the Purchased Assets sold to the Buyer on any Purchase Date, the Buyer shall pay to the relevant Originator on such Purchase Date the Purchase Price with respect thereto by making a cash payment to the relevant Originator (or at its direction to the Servicer) in an amount equal to the Purchase Price.
Section 2.3Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of Purchased Assets pursuant to this Agreement be a true sale and be construed as a valid and perfected sale and an absolute and irrevocable assignment (without recourse except as provided herein) of such Purchased Asset by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Buyer with the full risk and benefit of ownership of the Purchased Assets, and that the right, title and interest in and to such Purchased Assets conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any Person claiming through such Originator. Notwithstanding the foregoing, if contrary to the mutual intent of the parties, such transactions are deemed not to be an absolute sale or assignment, then, as a precautionary matter, (i) this Agreement also shall be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and (ii) each Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to the Purchased Assets now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, to secure a loan in an amount equal to the aggregate Purchase Price of the Purchased Assets and each of such Originator’s other payment obligations under the Sale Documents.
Section 2.4No Obligation to Sell or Purchase. No legal or contractual obligation or requirement exists hereunder for any Originator to sell Receivables and Related Assets or the Buyer to buy such Receivables and Related Assets, other than as evidenced by a fully executed Assignment.
Section 2.5Repurchases. If on any day any of the representations set forth in Section 3.1(g), (p), (q), (r), (s) or (t) are not true with respect to any Purchased Asset conveyed to the Buyer hereunder, at the Buyer’s option, the relevant Originator shall purchase the relevant Purchased Asset affected by such breach from the Buyer on the second Business Day (the “Repurchase Date”) following the earlier of (i) actual knowledge of such breach on the part of any officer of such Originator and (ii) receipt by such Originator of written notice thereof given by the Buyer, the Servicer or the Administrative Agent. Any such purchase by the relevant Originator shall be at a price equal to the applicable Repurchase Price and shall be paid by such Originator into the Collection Account on the Repurchase Date.
Section 2.6Servicing; Administration. With respect to the Purchased Assets transferred to the Buyer hereunder, Priority Originator has agreed to act as Servicer for the benefit of the Buyer as provided in the Servicing Agreement.
Section 2.7Inspection Rights. Each Originator will furnish or cause to be furnished to the Administrative Agent and each Lender from time to time such information in the possession of and reasonably readily available to such Originator with respect to the Purchased Assets as the Administrative Agent or any Lender may reasonably request. The Originators shall permit any authorized representatives designated by the Administrative Agent (on behalf of itself and the other Lenders), in accordance with the nondisclosure provisions set forth in Section 11.14 of the Credit Agreement and at the expense of the Originators, to visit and inspect any of the Properties, corporate books and financial records of the Originators relating to the Purchased Assets to examine and make copies of such books of accounts and other financial records relating to the Purchased Assets and to discuss matters relating to the Purchased Assets or the Originators’ performance hereunder or under the other Sale Documents to which it is a party with, and to be advised as to the same by, any of the officers, directors, employees or independent public accountants of the Originators (provided that representatives of the Originators are present during such discussions) having knowledge of such matters upon prior reasonable notice and at such reasonable times during normal business hours so as not to interfere with the normal business and operations of the Originators; provided that in no event shall there be more than one such visit per calendar year, except after the occurrence and during the continuation of an Event of Default. Any examination or inspection by the Administrative Agent under this Section 2.7 shall be carried out solely for purposes relating to this Agreement and the other Sale Documents and any copies, excerpts or other information obtained as a result thereof shall be subject to Section 11.14 of the Credit Agreement.
ARTICLE III
ARTICLE IVREPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ORIGINATORS
Section 4.1Representations and Warranties. Each Originator hereby represents and warrants to the Buyer that, as of the date hereof and on each Purchase Date:
(a)Organization and Qualification. Each Originator is (i) duly organized, validly existing, and in good standing as a limited liability company under the laws of its jurisdiction of organization, as applicable, (ii) has all requisite power to own its Property and conduct its business as now conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying except, in the case of clauses (ii) and (iii), as could not be reasonably expected to have an Originator Material Adverse Effect.
(b)Authority and Validity of Obligations. Each Originator has full right and authority to enter into this Agreement and the other Sale Documents to which it is a party and to perform all of its obligations hereunder and under the other Sale Documents to which it is a party. This Agreement and each of the other Sale Documents have been duly authorized, executed, and delivered by each Originator which is a party thereto and constitute valid and binding obligations of each Originator which is a party thereto, enforceable against such Originator in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), and this Agreement and the other Sale Documents do not, nor does the performance or observance by such Originator which is a party thereto of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of the Organizational Documents of such Originator, (ii) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon such Originator or any covenant, indenture or agreement of or affecting such Originator or any of its Property, except to the extent that such violation could not reasonably be expected to have an Originator Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any Property of such Originator other than Liens granted to the Buyer and the Collateral Agent on the Purchased Assets.
(c)Margin Stock. No Originator is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no Purchase Price payments made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(d)No Material Adverse Change. Since December 31, 2024, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, an Originator Material Adverse Effect.
(e)Full Disclosure. The written statements and information furnished to any of the Secured Parties or the Buyer by or on behalf of any Originator in connection with the negotiation of this Agreement and the other Sale Documents (other than forecasts, estimates, pro forma financial information, projections and/or information of a general economic or industry nature contained in such materials), taken as a whole (after giving effect to all supplements and updates thereto) do not contain (as of the date so furnished) any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials were prepared in good faith based upon assumptions believed by each Originator to be reasonable at the time made, it being recognized that (i) such projections as to future events are not to be viewed as facts or a guaranty of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Originators and (ii) no assurance can be given that such projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results (and such differences may be material).
(f)Governmental Authority and Licensing. Each Originator has received all licenses, permits, and approvals of all foreign, federal, state, and local governmental authorities, if any, necessary to conduct its businesses, in each case except where the failure to obtain or maintain the same could reasonably be expected to have an Originator Material Adverse Effect. No investigation or proceeding that, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Originator, threatened in writing.
(g)Good Title; Perfection.
(i)Immediately preceding its sale of each Purchased Asset hereunder, each Originator owned and had good and defensible title to such Purchased Asset sold or purported to be sold or otherwise conveyed hereunder, free and clear of any Liens, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of each Originator’s right, title and interest in, to and under the Purchased Assets sold by it, free and clear of any Lien.
(ii)On or before each Purchase Date, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership or security interest in the Purchased Assets to be sold or otherwise conveyed hereunder against all creditors of and purchasers from each Originator have been duly filed in each filing office necessary for such purpose, and all filing fees and transfer and other similar taxes, if any, payable in connection with such filings have been paid in full.
(iii)Upon the sale or other conveyance of each Purchased Asset sold or otherwise conveyed or purported to be conveyed hereunder on the Closing Date and on each Purchase Date, the Buyer shall have good and defensible title to such Purchased Asset and a valid and absolute ownership interest in each Purchased Asset sold to it hereunder, free and clear of any Lien (other than Liens pursuant to the Collateral Documents).

(iv)As described in Section 2.3, it is the intention of the parties hereto that each conveyance of the Purchased Assets by each Originator to the Buyer be, and be construed as, an absolute and irrevocable assignment, but if, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute conveyance, such conveyance constitutes the grant of a “security interest” (as defined in the UCC) by each Originator to the Buyer in the Purchased Assets. Upon the filing of UCC-1 financing statements naming the Buyer as purchaser/secured party and each Originator as seller/debtor, the Buyer shall have a first priority perfected security interest in the Purchased Assets. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Buyer in the Purchased Assets have been made.
(h)Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Originator threatened in writing, against such Originator or any of such Originator’s Property that if adversely determined could reasonably be expected to have an Originator Material Adverse Effect.
(i)Taxes. All income and other material tax returns required to be filed by each Originator in any jurisdiction have, in fact, been filed, and all income and other material taxes, assessments, fees, and other governmental charges upon any Originator or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees, and governmental charges, if any, as are being contested in good faith and by appropriate proceedings that prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP (to the extent applicable) have been provided. No Originator knows of any proposed additional material tax assessment against it for which adequate provisions in accordance with GAAP (to the extent applicable) have not been made on its accounts. Adequate provisions in accordance with GAAP (to the extent applicable) for all material taxes on the books of the Originators have been made for all open years, and for the current fiscal period.
(j)Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or performance by each Originator of any Sale Document to which it is a party, except for such approvals that have been obtained prior to the date of this Agreement and remain in full force and effect.
(k)Investment Company. No Originator is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(l)Compliance with Laws; OFAC.
(i)Each Originator is in compliance with the requirements of all foreign, federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations (including, without limitation, the occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which, individually or in the aggregate, could reasonably be expected to have an Originator Material Adverse Effect. No Originator has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have an Originator Material Adverse Effect.
(ii)(x) Each Originator is in compliance with the requirements of all OFAC Sanctions Programs applicable to it in all material respects; (y) each Originator has provided to the Buyer, the Administrative Agent and the Lenders all information regarding such Originator and its Affiliates that the Buyer, the Administrative Agent and the Lenders have reasonably requested that is required to comply with all applicable OFAC Sanctions Programs; and (z) to the best of such Originator’s knowledge, neither it nor any of its Affiliates, as of the date hereof, are named on the current OFAC SDN List.
(m)Separate Legal Identity. Each Originator is operated as an entity with assets and liabilities distinct from those of the Buyer, and each Originator acknowledges that each of the Lenders and the other Secured Parties are entering into the Loan Documents and the transactions contemplated thereby in reliance upon the Buyer’s identity as a legal entity separate from such Originator.
(n)Opinions. The facts regarding each Originator and the Purchased Assets sold by it hereunder and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the other Loan Documents are true and correct in all material respects.
(o)Names and Location. Except as described in Schedule I, no Originator has used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Each Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I, and since the date occurring five calendar years prior to the Closing Date, no Originator has been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where each Originator keeps its records concerning the Purchased Assets is at the address(es) set forth on Schedule I.
(p)Eligible Receivables. With respect to each Purchase Date, each ISV Loan Receivable, ISO Loan Receivable and ISO Residual Purchase Receivable, as applicable, being conveyed on such Purchase Date as a Purchased Asset is an Eligible ISV Loan Receivable, Eligible ISO Loan Receivable and Eligible ISO Residual Purchase Receivable, as applicable, as of such Purchase Date. As of each Purchase Date, Schedule 1 to the Assignment delivered on such date sets forth a complete and accurate listing in all material respects of all the Purchased Assets being conveyed to the Buyer as of such date, and the information contained therein with respect to the identity of such Purchased Assets and the amounts owing thereunder is true and correct in all material respects as of such date.
(q)Solvency; Fraudulent Conveyance; Purchase Price. Both before and after giving effect to the transactions contemplated under this Agreement and the other Sale Documents on each Purchase Date, (i) each of the Originators is Solvent as of such Purchase Date and (ii) none of the Originators was or will be insolvent (under Section 101 of the Bankruptcy Code, Section 3 of the Uniform Fraudulent Transfer Act or any other similar fraudulent conveyance or transfer law or statute applicable to the transactions) as of such Purchase Date. No Purchased Asset transferred, sold or otherwise conveyed hereunder on a Purchase Date is (or is reasonably expected to become) subject to any proceedings or actions pursuant to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally on such Purchase Date. No Originator is selling any Purchased Asset with any intent to hinder, delay or defraud any of its creditors. The consideration received by the Originators upon the sale of the Purchased Assets constitutes reasonably equivalent value and fair and adequate consideration for such Purchased Assets and such consideration was arrived at on an arm’s-length basis.
(r)Enforceability of Receivables. There are no conditions precedent to enforceability or validity of the Receivables sold pursuant to this Agreement that have not been satisfied or waived. Each Purchased Asset and the rights with respect to such Purchased Asset are freely assignable and a security interest in such Purchased Asset may be granted without the consent of any Person. The Underlying Instruments for such Purchased Asset do not prohibit the pledge, sale or transfer of such Purchased Asset (except to the extent that any such prohibition is ineffective under Article 9 of any applicable UCC).
(s)Adverse Selection. In selecting Receivables to be sold to the Buyer, the Originators shall not use any adverse selection procedures or other selection criteria that would adversely affect the Buyer. For the avoidance of doubt, the Originators shall not use selection procedures that identify the Purchased Assets, when taken as a whole, as being less desirable or valuable than other comparable ISO Residual Purchase Receivables, ISO Loan Receivables or ISV Loan Receivables, as applicable.
(t)Ordinary Course. The Receivables sold pursuant to this Agreement were generated or acquired in the ordinary course of business of the Originators. The execution, delivery and performance of this Agreement by the Originators do not require compliance with any “bulk sales” laws or similar statutory provisions by the Originators.
Section 4.2Notices. Each Originator will, as soon as possible after obtaining actual knowledge thereof, notify the Buyer and the Administrative Agent in writing of a breach of any of the representations and warranties in Section 3.1.
Section 4.3Protection of Title.
(a)Perfection. Each Originator, at its expense, will promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Buyer or the Collateral Agent (including the authorization and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Buyer or the Collateral Agent to exercise and enforce all its rights hereunder and to vest and maintain vested in the Buyer a valid, first priority perfected ownership and security interest in the Purchased Assets free and clear of any Lien (other than Liens pursuant to the Collateral Documents). The Buyer (or its assigns) is hereby authorized to file any continuation statements and assignments thereof. A reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.
(b)Organizational Structure. No Originator shall change its name, identity, corporate structure or state of registration in any manner that would (i) make any financing statement or continuation statement filed in accordance with Section 3.3(a) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC or any other applicable provision of the UCC or (ii) change its “location” (as defined in Section 9-307 of the UCC), unless it shall have given to the Buyer and the Collateral Agent at least 15 days’ prior notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) necessary or advisable in the reasonable opinion of the

Buyer and the Collateral Agent to amend all previously filed financing statements or continuation statements, or to file appropriate new financing statements.
(c)Keeping Records. Each Originator shall maintain appropriate books and records indicating clearly and unambiguously the sale of all Purchased Assets pursuant to this Agreement.
Section 4.4Compliance with Laws. Each Originator will comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Purchased Asset may be subject, except where the failure to so comply would not have an Originator Material Adverse Effect.
Section 4.5Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the Collateral Documents, no Originator shall sell, pledge, assign or transfer the Purchased Assets to any other Person, or grant, create or incur or permit to exist any Lien on any interest therein, and each Originator shall defend the right, title and interest of the Buyer and the Collateral Agent in, to and under the Purchased Assets against all claims of third parties claiming through or under such Originator.
Section 4.6Indemnification. Without limiting any other rights any such Person may have hereunder or under applicable law, each Originator hereby indemnifies and holds harmless the Buyer, the Administrative Agent, the Collateral Agent, each other Secured Party, their respective successors and assigns and their respective Affiliates, officers, directors, employees, members, stockholders, partners, managers, representatives, advisors and agents (collectively, the “Originator Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable and documented attorneys’ fees) (all of the foregoing, collectively, the “Originator Indemnified Losses”) at any time imposed on or incurred by any Originator Indemnified Party, arising out of or otherwise relating to this Agreement or any other Sale Document, the transactions contemplated hereby or thereby or the acquisition of any of the Purchased Assets, or any action taken or omitted by any of such parties, whether arising by reason of the acts to be performed by any Originator hereunder or otherwise, whether asserted by any Originator or any of its equity holders, Affiliates or creditors or by any other Person, including (i) any default by any Originator in the performance of its duties as Originator under this Agreement, (ii) the breach by any Originator of any representation, warranty, covenant or agreement in this Agreement, (iii) any fraud, willful misconduct or gross negligence on the part of any Originator in the exercise of its duties under this Agreement, (iv) the theft or embezzlement of any funds, or other employee dishonesty, relating to the Purchased Assets by any Originator’s employees or subcontractors or (v) failure of any Originator to be licensed and hold all required governmental licenses, certificates, qualifications and permits necessary to provide the services hereunder, but excluding only Originator Indemnified Losses to the extent (a) such Originator Indemnified Losses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Originator Indemnified Party, (b) such Originator Indemnified Losses are due to the financial inability of the related ISO or ISV to pay any Purchased Asset and for which reimbursement would constitute recourse to any Originator (in any event without limiting any repurchase obligation with respect to such Purchased Asset under Section 2.5), or (c) such Originator Indemnified Losses include taxes on, or measured by, the overall net income of such Originator Indemnified Party.
ARTICLE V

MISCELLANEOUS

Section 5.1Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by electronic mail) and shall be given to the relevant party at its address or electronic mail address set forth on Schedule II hereto, or such other address or electronic mail address as such party may hereafter specify by notice to the other parties given by courier, by United States certified or registered mail, electronic mail or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by electronic mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgment), (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means, when delivered at the addresses specified in this Section 4.1.
Section 5.2Construction. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION THAT IS PROHIBITED BY THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE OTHER LOAN DOCUMENTS.
Section 5.3Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.
Section 5.4Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 5.5Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed”, signed”, “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other Electronic Signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of Electronic Signatures and Electronic Records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including E-Sign, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code (the “Applicable E-Sign Statutes”). Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party that is signing this Agreement using an electronic signature agrees and acknowledges that it is such party’s intent it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

Section 5.6Binding Nature, Governing Law, Etc. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns. No Originator may assign its rights hereunder without the written consent of the Buyer, the Administrative Agent and the Requisite Lenders. This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 5.7Submission to Jurisdiction; Waiver of Jury Trial. SUBJECT TO CLAUSE (e) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (e) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 4.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT EACH OF THE BUYER AND THE SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY SALE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 5.8Amendment.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Originators, the Buyer and the Administrative Agent.
(b)No failure or delay on the part of the Buyer, the Administrative Agent, the Collateral Agent or any other Secured Party in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Section 5.9Acknowledgment and Agreement. Without restricting the Buyer’s ability to assign its rights hereunder, by execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s right, title, and interest in, to, and under this Agreement shall be assigned by the Buyer to the Collateral Agent for the benefit of the Secured Parties as security pursuant to the Collateral Documents, and each Originator consents to such assignment.
Section 5.10Originators Jointly and Severally Liable. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.
Section 5.11No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Event for at least one year and one day following the payment in full of the Obligations. The agreements in this Section 4.11 shall survive any termination of this Agreement.
Section 5.12Survival. All representations and warranties made herein or in any of the other Sale Documents shall survive the execution and delivery of this Agreement and the other Sale Documents, and such representations and warranties shall continue in full force and effect with respect to the date as of which they were made, and the obligations under Section 2.5 related thereto shall continue to survive, in each case as long as any Obligations are outstanding. The provisions of Sections 3.6 and 4.11 shall survive the termination of this Agreement.
Section 5.13Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and each of the Originator Indemnified Parties, the Administrative Agent and any successors, assigns and designees of the Buyer, the Administrative Agent and the Collateral Agent shall be express third-party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 4.13, no other Person will have any right hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.
PRIORITY HOLDINGS, LLC,
as an Originator and Servicer
By:    _/s/ Timothy O’Leary___________
Name:    Timothy O’Leary
Title:    Treasurer

PRIORITY PAYMENT SYSTEMS LLC,
as an Originator
By:    _/s/ Timothy O’Leary____________
Name:    Timothy O’Leary
Title:    Treasurer

PRIORITY FINANCE SPV, LLC,
as Buyer
By:    _/s/ Timothy O’Leary____________
Name:    Timothy O’Leary
Title:    Treasurer

Signature Page to Sale Agreement

Schedule I

ORIGINATOR INFORMATION

1.LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Priority Holdings, LLC	2001 Westside Parkway, Suite 155 Alpharetta, GA 30004
Priority Payment Systems LLC	2001 Westside Parkway, Suite 155 Alpharetta, GA 30004

2.TRADE NAMES OF ORIGINATORS

Originator	Trade Names
Priority Holdings, LLC	None
Priority Payment Systems LLC	None

Schedule II
NOTICE ADDRESSES

Notice for the Originators:

2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004
Attention: Chief Executive Officer
Telecopier: 866-804-3457

with a copy to:

2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004
Attention: General Counsel
Telecopier: 866-804-3457

With a copy to (which will not constitute notice):

Jones Day
250 Vesey Street
New York, New York 10281
Attention: Brett P. Barragate
Telecopier: 212-326-3446

Notice for the Buyer:

2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004
Attention: Chief Executive Officer
Telecopier: 866-804-3457

with a copy to:

2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004
Attention: General Counsel
Telecopier: 866-804-3457

With a copy to (which will not constitute notice):

Jones Day
250 Vesey Street
New York, New York 10281
Attention: Brett P. Barragate
Telecopier: 212-326-3446

EXHIBIT A

FORM OF
ASSIGNMENT AND ACCEPTANCE
PURSUANT TO SALE AGREEMENT

[date]

For value received, in accordance with the Sale Agreement, dated as of August 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), among PRIORITY HOLDINGS, LLC, a Delaware limited liability company, as an Originator (in such capacity, the “Priority Originator”) and as Servicer (in such capacity, the “Servicer”), PRIORITY PAYMENT SYSTEMS LLC, a Georgia limited liability company, as an Originator (in such capacity, the “PPS Originator”, and together with the Priority Originator, the “Originators”), and PRIORITY FINANCE SPV, LLC, a Delaware limited liability company (the “Buyer”), on the terms and subject to the conditions set forth in the Sale Agreement, the relevant Originator agrees to sell, transfer, assign, set over and otherwise convey to the Buyer on [_______] (the “Purchase Date”) all of its right, title and interest in, to and under the Receivables set forth on Schedule 1 hereto and the Related Assets with respect thereto (collectively, the “Purchased Assets”), and which sale is accepted by the Buyer.
Each Originator does hereby sell, transfer and assign to the Buyer all right, title and interest, whether owned on such Purchase Date or thereafter acquired, of such Originator in the Purchased Assets hereunder existing on such Purchase Date or thereafter created, including all monies due or to become due and all Collections received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof.
Notwithstanding the foregoing, if contrary to the mutual intent of the parties, such transactions are deemed not to be an absolute sale or assignment, then, as a precautionary matter, (i) this assignment and acceptance also shall be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and (ii) each Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to the Purchased Assets now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, to secure a loan in an amount equal to the aggregate Purchase Price of the Purchased Assets and each of such Originator’s other payment obligations under the Sale Agreement.
The foregoing sale does not constitute and is not intended to result in any assumption by the Buyer of any obligation of any Originator to any ISO, ISV or any other Person in connection with the Purchased Assets.
This assignment and acceptance is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale Agreement.
THIS ASSIGNMENT AND ACCEPTANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING
    A-1    Assignment and Acceptance

IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.
    A-2    Assignment and Acceptance

IN WITNESS HEREOF, the undersigned have caused this assignment and acceptance to be duly executed as of the date first written above.
PRIORITY HOLDINGS, LLC,
as an Originator
By:    ___________________________
Name:
Title:

PRIORITY PAYMENT SYSTEMS LLC,
as an Originator
By:    ___________________________
Name:
Title:

PRIORITY FINANCE SPV, LLC,
as Buyer
By:    ___________________________
Name:
Title:

Schedule 1 to
Assignment and Acceptance

Purchased Receivables

[To include list of ISV Loan Receivables, ISO Loan Receivables and/or ISO Residual Purchase Receivables included in Purchased Assets]